United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(1,010,831)
Unrealized Gain (Loss) on Market Value of Futures	440,101
Interest Income	24,612
ETF Transaction Fees	1,000
Total Income (Loss)	$(545,118)

Expenses
Investment Advisory Fee	$7,870
Brokerage Commissions	1,515
Audit Fees	600
NYMEX License Fee	497
Non-interested Directors' Fees and Expenses	351
K-1 Tax Expense	310
Total Expenses	$11,143
Net Gain (Loss)	$(556,261)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 3/1/08	$14,917,411
Additions (100,000 Units)	5,050,173
Net Gain (Loss)	(556,261)

Net Asset Value End of Period	$19,411,323
Net Asset Value Per Unit (400,000 Units)	$48.53

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
Victoria Bay Asset Management, LLC, General Partner of United States Gasoline Fund, LP

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502